Exhibit 10.25

CONVERSION AGREEMENT

This Conversion Agreement (the “Agreement”) is dated as of this fifth day of February 2008 and is by and between JAYSON RUSSELL BRENTLINGER (“Russell”) and CIRCUIT RESEARCH LABS, INC., an Arizona corporation (“CRL”).

RECITALS:

A.

CRL has borrowed funds from Russell from time to time, and issued its promissory notes therefor (the “Notes”) in original amounts totaling $1,795,000.  The notes have varying maturity dates and varying rates of interest.  All of the Notes are unsecured.  The total of principal and unpaid interest on the Notes as of December 31, 2007 is $2,042,840, which shall be referred to as the “Total Amount Due.”  Interest on the Notes that accrued between January 1, 2008 and the date of this Agreement shall be paid in cash.

B.

On January 18, 2008, CRL offered to issue convertible redeemable preferred stock of CRL to Russell in exchange for the Notes and accrued interest through December 31, 2007, and Russell has agreed to do so, pursuant to the terms and conditions of this Conversion Agreement.

AGREEMENTS:

In consideration of the recitals and mutual covenants contained herein, the parties agree:

1.

Recitals True.  All recitals set forth in this Agreement are true and correct.

2.

Conversion.  Russell does agree to and does hereby convert and extinguish the Notes in exchange for Series A Preferred Stock, par value $100.00 per share, of CRL (the “Series A Preferred Stock”), effective February 5, 2008.  The Total Amount Due shall be converted into the Series A Preferred Stock at the rate of $100 of Total Amount Due per one share of Series A Preferred Stock.  The rights and privileges of the Series A Preferred Stock shall be as follows:

2.1

CRL shall pay cumulative dividends on the Series A Preferred Stock at the rate of seven percent per annum, based upon par value, payable monthly in arrears.  No dividends may be paid upon Common Stock or other series of preferred stock while any cumulative dividends are accrued but unpaid on Series A Preferred Stock.

2.2

Each share of Series A Preferred Stock shall be convertible at the option of the holder into 300 shares of Common Stock of CRL, for so long as the Series A Preferred Stock shall be outstanding.  To convert a share of Series A Preferred Stock, the holder shall deliver the stock certificate representing such share together with a written request for conversion.  All dividends accrued but unpaid as of the date of conversion shall continue to be due and payable to the holder thereof.  A holder of Series A Preferred Stock may convert any number of shares of Series A Preferred Stock at any time without converting all shares owned by the holder.

Conversion Agreement

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2.3

CRL may redeem any portion or all of the Series A Preferred Shares at any time for their par value plus any dividends accrued but unpaid (the “Redemption Price”) at a specified Redemption Date, which shall be not fewer than 15 days nor more than 60 days from the date of the notice delivered to the holder of the Series A Preferred Shares.  To redeem such shares, CRL must give written notice of the redemption to the holder thereof, specifying a financial institution which then holds the Redemption Price in escrow to which the holder must deliver the certificates representing the shares redeemed in order to receive payment therefor.  On the Redemption Date, whether or not the certificates have been presented, the Series A Preferred Shares shall be redeemed and shall cease to exist, and the sole remedy of the holder of the Series A Preferred Shares shall be to receive the Redemption Price from the financial institution holding the Redemption Price in escrow.  At any time prior to the Redemption Date, the holder of the Series A Preferred Shares being redeemed may give notice to CRL of conversion of those shares into Common Shares, and CRL shall cause the conversion of those shares to occur prior to the Redemption Date, in which case the redemption shall not occur and CRL shall recover the Redemption Price from the financial institution holding it in escrow.

2.4

Upon voluntary or involuntary dissolution or liquidation of CRL, holders of Series A Preferred Stock shall be paid the par value of the stock prior to any distribution to the holders of Common Stock.

2.5

Except as otherwise provided by law, the holders of Series A Preferred Stock shall not be entitled to vote at any meeting of the shareholders for the election of directors or for any other purpose, or otherwise to participate in any action taken by CRL or the shareholders thereof, or to receive notice of any meeting of shareholders.

3.

Condition of Issuance.  This Agreement shall not become effective until and unless the Board of Directors of CRL, acting in its sole discretion:  (a) shall create the necessary shares of Series A Preferred Stock, designating their rights and preferences in accordance with this Agreement; and (b) shall approve this Agreement and authorize the officers of CRL to execute it on behalf of CRL.

4.

Further Assurances.  Each party agrees to execute, acknowledge and deliver such other and further documents, instruments and statements as may be necessary to carry out the intent and provisions of this Agreement and to comply with all applicable laws, rules and regulations.

5.

Attorneys’ Fees.  If there is any arbitration or litigation by or among the parties to enforce or interpret any provision of this Agreement or any rights arising hereunder, the unsuccessful party in such arbitration or litigation, as determined by the arbitrator or court, shall pay to the successful party, as determined by the arbitrator or court, all costs and expenses, including without limitation attorneys' fees and costs, incurred by the successful party, such costs and expenses to be determined by the arbitrator or court sitting without a jury.

6.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

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7.

Counterparts and Faxes.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.  A faxed signature by either of the parties on this Agreement will be deemed an original signature, and will be fully binding upon such party.

8.

Governing Law and Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the state of Arizona, without the application of any law of conflicts of laws that would require or permit the application of the laws of any other jurisdiction.  The parties hereto each hereby submit to the exclusive jurisdiction of the federal and state courts for the state of Arizona and agree that venue shall be in such courts in Maricopa County, Arizona.

9.

Notices.  Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the party or to an officer of the party to whom the same is directed, or sent by regular, registered, or certified mail, addressed to the person to whom directed at the address of that party as shown on the records of CRL, or to such other address as such party may from time to time specify by notice to the parties.  Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date so delivered, if delivered personally or if sent by regular mail, or as of the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, if sent by registered or certified mail, postage and charges prepaid.  Any party may from time to time specify a different address by choice to the other parties.

DATED as of the date first above written.

/S/ Jayson Russell Brentlinger

Jayson Russell Brentlinger

CIRCUIT RESEARCH LABS, INC., an Arizona corporation

By /S/ Charles Jayson Brentlinger

Charles Jayson Brentlinger, President

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